                                                                  EXHIBIT h(14)

                            MEMORANDUM OF AGREEMENT


         This Memorandum of Agreement is entered into as of this 1st day of July, 2000 between AIM Tax-Exempt Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

         The Trust and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive Rule 12b-1 distribution plan payments at the rates set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Trust nor AIM may remove or amend the waivers to the Trust's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived.

         The Trust and AIM agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such waivers should be amended, continued or terminated. Unless the Trust, by vote of its Board of Trustees, or AIM terminates the waivers, or the Trust and AIM are unable to reach an agreement on the amount of the waivers to which the Trust and AIM desire to be bound, the waivers will continue for additional one-year terms at the rate to which the Trust and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trust and AIM agree to be bound.

         IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                 AIM Tax-Exempt Funds,
                                 on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement


                                 By:
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                                 Title:
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                                 A I M Distributors, Inc.


                                 By:
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                                 Title:
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                                  EXHIBIT "A"

                              AIM TAX-EXEMPT FUNDS





FUND                                   WAIVER                   COMMITTED UNTIL
----                                   ------                   ---------------

AIM Tax-Exempt Cash Fund    0.15% of Rule 12b-1 distribution     June 30, 2001
                            plan payments on average net assets